Exhibit 99.1

At the Company

Kim Hillyer	Jeff Goeser
Director, Communications	Director, Investor Relations
(402) 574-6523	(402) 597-8464
kim.hillyer@tdameritrade.com	jeffrey.goeser@tdameritrade.com

TD Ameritrade Reports Record Quarterly Revenue

Record Net New Client Assets of $19.5B
Record Average Client Trades per Day of 517,000
Net Revenues Top $900M
Record Total Client Assets of $847B

OMAHA, Neb., April 19, 2017 – TD Ameritrade Holding Corporation (Nasdaq: AMTD) has released results for the second quarter of fiscal 2017 and reaffirmed its full-year earnings per share guidance of $1.50 to $1.80. The Company gathered approximately $19.5 billion in net new client assets for the quarter and reported 517,000 client trades per day, on average, both reflecting strong year-over-year increases.

The Company’s results for the quarter ended March 31, 2017 include the following:(1)

•	$0.40 in earnings per diluted share, up 5 percent year over year, on net income of $214 million

•	Record net new client assets of approximately $19.5 billion, an annualized growth rate of 10 percent

•	Record average client trades per day of approximately 517,000, up 2 percent year over year

•	Record net revenues of $904 million, 58 percent of which were asset-based

•	Pre-tax income of $344 million, or 38 percent of net revenues

•	Interest rate-sensitive assets(2) of $124 billion, up 11 percent year over year

•	Record client assets of $847 billion, up 19 percent year over year

“Our record-breaking results reflect the powerful combination of strong investor engagement in the market within an improving interest rate environment. Both factors served as tailwinds further accelerating our continued organic growth and giving us the flexibility to respond to the competitive environment with lower pricing for all of our clients,” said Tim Hockey, president and chief executive officer. “Client asset inflows hit an all-time high as investors found value in our outstanding trading platforms, innovative tools, and broad product selection. We’re capturing money in motion and have plans firmly in place to help our industry-leading organic growth continue.”

“We continued to build on our strong momentum from the December quarter driving solid growth from net new client assets and new accounts,” said Steve Boyle, executive vice president and chief financial officer. “We expect the benefits from balance growth and higher interest rates to more than offset the financial impact of our lower commission price. Ongoing investments in cutting-edge technology that drive automation and further enhance the client experience will remain core to our strategy for the balance of the fiscal year.”

Capital Management
The Company paid $95 million in its second fiscal quarter, or $0.18 per share, in cash dividends.

The Company has declared an $0.18 per share quarterly cash dividend, payable on May 16, 2017 to all holders of record of common stock as of May 2, 2017.

Company Hosts Conference Call
TD Ameritrade will host its April Quarter conference call this morning, April 19, 2017, at 8:30 a.m. EDT (7:30 a.m. CDT). Participants may listen to the conference call by dialing 877-648-7976. The Company will webcast the conference call through www.amtd.com, via the “Presentations & Events” page of the web site. A replay of the phone call will be available by dialing 855-859-2056 and entering the Conference ID 88024252 beginning at 11:30 a.m. EDT (10:30 a.m. CDT) on April 19, 2017. The replay will be available until 11:59 p.m. EDT (10:59 p.m. CDT) on April 26, 2017. A transcript of the call will be available on the Company’s corporate web site, www.amtd.com, via either the “Investor Relations” page or the “Presentations & Events” page beginning Thursday, April 20, 2017.
Interested parties can visit or subscribe to newsfeeds at www.amtd.com for the most up-to-date corporate financial information, presentation announcements, transcripts and archives. The company also communicates this information via Twitter, @TDAmeritradePR. Web site links, corporate titles and telephone numbers provided in this release, although correct when published, may change in the future.

Source: TD Ameritrade Holding Corporation

About TD Ameritrade Holding Corporation
Millions of investors and independent registered investment advisors (RIAs) have turned to TD Ameritrade’s (Nasdaq: AMTD) technology, people and education to help make investing and trading easier to understand and do. Online or over the phone. In a branch or with an independent RIA. First-timer or sophisticated trader. Our clients want to take control, and we help them decide how - bringing Wall Street to Main Street for more than 40 years. TD Ameritrade has time and again been recognized as a leader in investment services. Please visit TD Ameritrade's newsroom or www.amtd.com for more information, or read our stories at Fresh Accounts.

Safe Harbor
This document contains forward-looking statements within the meaning of the federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws. In particular, any projections regarding our future revenues, expenses, earnings, capital expenditures, effective tax rates, client trading activity, accounts, stock price or any projections or expectations regarding the proposed business combination transaction between us and Scottrade Financial Services, Inc., as well as the assumptions on which such expectations are based, are forward-looking statements. These statements reflect only our current expectations and are not guarantees of future performance or results. These statements involve risks, uncertainties and assumptions that could cause actual results or performance to differ materially from those contained in the forward-looking statements. These risks, uncertainties and assumptions include, but are not limited to: general economic and political conditions and other securities industry risks, fluctuations in interest rates, stock market fluctuations and changes in client trading activity, credit risk with clients and counterparties, increased competition, systems failures, delays and capacity constraints, network security risks, liquidity risks, new laws and regulations affecting our business, regulatory and legal matters, the ability to obtain regulatory approvals and meet other closing conditions to the proposed transaction, including the completion of the merger between

Scottrade Bank and TD Bank, N.A., on the expected terms and schedule; delay in closing the transaction; difficulties and delays in integrating the TD Ameritrade and Scottrade businesses or fully realizing cost savings and other benefits; business disruption following the proposed transaction; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; TD Ameritrade’s and Scottrade’s businesses experiencing disruptions due to transaction-related uncertainty or other factors making it more difficult to maintain relationships with employees, customers, other business partners or governmental entities; the inability to realize synergies or to implement integration plans and other consequences associated with mergers, acquisitions and uncertainties and other risk factors described in our latest Annual Report on Form 10-K, filed with the SEC on Nov. 18, 2016 and our latest Quarterly Report on Form 10-Q filed thereafter. These forward-looking statements speak only as of the date on which the statements were made. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by the federal securities laws.

1 Please see the Glossary of Terms, located in “Investor” section of www.amtd.com for more information on how these metrics are calculated.

2 Interest rate-sensitive assets consist of spread-based assets and money market mutual funds. Ending balances as of March 31, 2017.

Brokerage services provided by TD Ameritrade, Inc., member FINRA (www.FINRA.org) /SIPC (www.SIPC.org).

TD AMERITRADE HOLDING CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
In millions, except per share amounts
(Unaudited)

	Quarter Ended			Six Months Ended
	Mar. 31, 2017	Dec. 31, 2016	Mar. 31, 2016	Mar. 31, 2017	Mar. 31, 2016
Revenues:
Transaction-based revenues:
Commissions and transaction fees	$365	$355	$360	$719	$689
Asset-based revenues:
Insured deposit account fees	269	245	235	514	462
Net interest revenue	154	151	147	305	300
Investment product fees	103	94	88	197	181
Total asset-based revenues	526	490	470	1,016	943
Other revenues	13	14	16	27	27
Net revenues	904	859	846	1,762	1,659
Operating expenses:
Employee compensation and benefits	229	214	208	443	408
Clearing and execution costs	37	36	37	73	67
Communications	29	35	33	64	66
Occupancy and equipment costs	45	44	43	89	85
Depreciation and amortization	25	24	22	49	44
Amortization of acquired intangible assets	19	19	22	38	45
Professional services	59	53	37	111	74
Advertising	80	57	81	137	143
Other	23	24	20	47	40
Total operating expenses	546	506	503	1,051	972
Operating income	358	353	343	711	687
Other expense:
Interest on borrowings	14	14	13	28	26
Total other expense	14	14	13	28	26
Pre-tax income	344	339	330	683	661
Provision for income taxes	130	123	125	253	244
Net income	$214	$216	$205	$430	$417
Earnings per share - basic	$0.41	$0.41	$0.38	$0.81	$0.78
Earnings per share - diluted	$0.40	$0.41	$0.38	$0.81	$0.78
Weighted average shares outstanding - basic	528	527	533	528	535
Weighted average shares outstanding - diluted	530	530	535	530	538
Dividends declared per share	$0.18	$0.18	$0.17	$0.36	$0.34

TD AMERITRADE HOLDING CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
In millions
(Unaudited)

	Mar. 31, 2017	Sept. 30, 2016
Assets:
Cash and cash equivalents	$2,231	$1,855
Segregated cash and investments	8,727	8,729
Broker/dealer receivables	1,101	1,190
Client receivables, net	12,036	11,941
Investments available-for-sale, at fair value	747	757
Goodwill and intangible assets	3,004	3,042
Other	1,319	1,304
Total assets	$29,165	$28,818
Liabilities and stockholders' equity:
Liabilities:
Broker/dealer payables	$1,884	$2,040
Client payables	19,238	19,055
Long-term debt	1,765	1,817
Other	953	855
Total liabilities	23,840	23,767
Stockholders' equity	5,325	5,051
Total liabilities and stockholders' equity	$29,165	$28,818

TD AMERITRADE HOLDING CORPORATION
SELECTED OPERATING DATA
(Unaudited)
	Quarter Ended			Six Months Ended
	Mar. 31, 2017	Dec. 31, 2016	Mar. 31, 2016	Mar. 31, 2017	Mar. 31, 2016
Key Metrics:
Net new assets (in billions)	$19.5	$18.7	$14.1	$38.1	$31.6
Net new asset growth rate (annualized)	10%	10%	8%	10%	10%
Average client trades per day	516,994	486,801	509,120	501,837	473,041
Profitability Metrics:
Operating margin	39.6%	41.1%	40.5%	40.4%	41.4%
Pre-tax margin	38.1%	39.5%	39.0%	38.8%	39.8%
Return on average stockholders' equity (annualized)	16.3%	16.9%	16.6%	16.6%	16.9%
Net profit margin	23.7%	25.1%	24.2%	24.4%	25.1%
EBITDA(1) as a percentage of net revenues	44.5%	46.1%	45.7%	45.3%	46.8%
Liquidity Metrics:
Interest on borrowings (in millions)	$14	$14	$13	$28	$26
Interest coverage ratio (EBITDA(1)/interest on borrowings)	28.7	28.3	29.8	28.5	29.8
Cash and cash equivalents (in billions)	$2.2	$1.7	$2.5	$2.2	$2.5
Liquid assets available for corporate investing and financing activities(1) (2) (in billions)	$1.0	$0.8	$0.5	$1.0	$0.5
Transaction-Based Revenue Metrics:
Total trades (in millions)	32.1	30.4	31.1	62.5	58.7
Average commissions and transaction fees per trade	$11.38	$11.65	$11.60	$11.51	$11.74
Trading days	62.0	62.5	61.0	124.5	124.0
Order routing revenue (in millions)	$83	$79	$76	$162	$147
Spread-Based Asset Metrics:
Average insured deposit account balances (in billions)	$95.1	$93.3	$84.0	$94.2	$82.2
Average interest-earning assets (in billions)	24.6	24.4	21.8	24.5	22.0
Average spread-based balance (in billions)	$119.7	$117.7	$105.8	$118.7	$104.2
Insured deposit account fee revenue (in millions)	$269	$245	$235	$514	$462
Net interest revenue (in millions)	154	151	147	305	300
Spread-based revenue (in millions)	$423	$396	$382	$819	$762
Avg. annualized yield - insured deposit account fees	1.13%	1.03%	1.11%	1.08%	1.11%
Avg. annualized yield - interest-earning assets	2.50%	2.42%	2.66%	2.46%	2.69%
Net interest margin (NIM)	1.41%	1.32%	1.43%	1.36%	1.44%
Fee-Based Investment Metrics:
Money market mutual fund fees:
Average balance (in billions)	$3.5	$3.7	$5.8	$3.6	$5.8
Average annualized yield	0.44%	0.38%	0.18%	0.41%	0.12%
Fee revenue (in millions)	$4	$3	$2	$8	$4
Market fee-based investment balances:
Average balance (in billions)	$176.9	$166.7	$147.3	$171.8	$150.1
Average annualized yield	0.22%	0.21%	0.23%	0.22%	0.23%
Fee revenue (in millions)	$99	$91	$86	$189	$177
Average fee-based investment balances (in billions)	$180.4	$170.4	$153.1	$175.4	$155.9
Average annualized yield	0.23%	0.22%	0.23%	0.22%	0.23%
Investment product fee revenue (in millions)	$103	$94	$88	$197	$181
(1) See attached reconciliation of non-GAAP financial measures.
(2) Effective in March 2017, the liquid assets available for corporate investing and financing activities metric was revised. Prior periods have been updated to conform to the current presentation.
NOTE: See Glossary of Terms on the Company's website at www.amtd.com for definitions of the above metrics.

TD AMERITRADE HOLDING CORPORATION
SELECTED OPERATING DATA
(Unaudited)
	Quarter Ended			Six Months Ended
	Mar. 31, 2017	Dec. 31, 2016	Mar. 31, 2016	Mar. 31, 2017	Mar. 31, 2016
Client Account and Client Asset Metrics:
Funded accounts (beginning of period)	7,046,000	6,950,000	6,686,000	6,950,000	6,621,000
Funded accounts (end of period)	7,189,000	7,046,000	6,777,000	7,189,000	6,777,000
Percentage change during period	2%	1%	1%	3%	2%
Client assets (beginning of period, in billions)	$797.0	$773.8	$695.3	$773.8	$667.4
Client assets (end of period, in billions)	$846.7	$797.0	$711.2	$846.7	$711.2
Percentage change during period	6%	3%	2%	9%	7%
Net Interest Revenue:
Segregated cash:
Average balance (in billions)	$8.7	$8.7	$6.5	$8.7	$6.4
Average annualized yield	0.46%	0.30%	0.19%	0.38%	0.14%
Interest revenue (in millions)	$10	$7	$3	$17	$4
Client margin balances:
Average balance (in billions)	$11.9	$11.9	$11.6	$11.9	$11.9
Average annualized yield	3.67%	3.56%	3.79%	3.61%	3.66%
Interest revenue (in millions)	$109	$108	$111	$217	$222
Securities borrowing/lending:
Average securities borrowing balance (in billions)	$0.9	$0.9	$0.7	$0.9	$0.7
Average securities lending balance (in billions)	$1.7	$1.9	$1.9	$1.8	$2.2
Net interest revenue - securities borrowing/lending (in millions)	$31	$33	$32	$65	$73
Other cash and interest-earning investments:
Average balance (in billions)	$3.1	$2.9	$3.0	$3.0	$3.0
Average annualized yield	0.54%	0.44%	0.17%	0.49%	0.11%
Interest revenue - net (in millions)	$4	$3	$1	$7	$2
Client credit balances:
Average balance (in billions)	$16.1	$16.1	$14.4	$16.1	$14.2
Average annualized cost	0.01%	0.01%	0.01%	0.01%	0.01%
Interest expense (in millions)	$(0)	$(0)	$(0)	$(1)	$(1)
Average interest-earning assets (in billions)	$24.6	$24.4	$21.8	$24.5	$22.0
Average annualized yield	2.50%	2.42%	2.66%	2.46%	2.69%
Net interest revenue (in millions)	$154	$151	$147	$305	$300

NOTE: See Glossary of Terms on the Company's web site at www.amtd.com for definitions of the above metrics.

TD AMERITRADE HOLDING CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Dollars in millions
(Unaudited)
	Quarter Ended						Six Months Ended
	Mar. 31, 2017		Dec. 31, 2016		Mar. 31, 2016		Mar. 31, 2017		Mar. 31, 2016
	$	% of Net Rev.	$	% of Net Rev.	$	% of Net Rev.	$	% of Net Rev.	$	% of Net Rev.
EBITDA (1)
Net Income - GAAP	$214	23.7%	$216	25.1%	$205	24.2%	$430	24.4%	$417	25.1%
Add:
Depreciation and amortization	25	2.8%	24	2.8%	22	2.6%	49	2.8%	44	2.7%
Amortization of acquired intangible assets	19	2.1%	19	2.2%	22	2.6%	38	2.2%	45	2.7%
Interest on borrowings	14	1.5%	14	1.6%	13	1.5%	28	1.6%	26	1.6%
Provision for income taxes	130	14.4%	123	14.3%	125	14.8%	253	14.4%	244	14.7%
EBITDA - non-GAAP	$402	44.5%	$396	46.1%	$387	45.7%	$798	45.3%	$776	46.8%

	As of
	Mar. 31, 2017	Dec. 31, 2016	Sept. 30, 2016	June 30, 2016	Mar. 31, 2016
Liquid Assets Available for Corporate Investing and Financing Activities (2)
Cash and cash equivalents - GAAP	$2,231	$1,662	$1,855	$1,917	$2,476
Less: Non-corporate cash and cash equivalents	(1,286)	(1,203)	(1,363)	(1,067)	(1,416)
Corporate cash and cash equivalents	945	459	492	850	1,060
Corporate investments	747	747	757	400	—
Less: Corporate liquidity maintained for operational contingencies	(723)	(773)	(773)	(764)	(764)
Amounts maintained for corporate working capital	(87)	(87)	(87)	(87)	(87)
Amounts held as collateral for derivative contracts	(40)	(32)	(93)	(94)	(89)
Excess corporate cash and cash equivalents and investments	842	314	296	305	120
Excess regulatory net capital over management targets	122	478	357	242	404
Liquid assets available for corporate investing and financing activities - non-GAAP	$964	$792	$653	$547	$524
Note: The term "GAAP" in the following explanation refers to generally accepted accounting principles in the United States.

(1)
EBITDA (earnings before interest, taxes, depreciation and amortization) is considered a non-GAAP financial measure as defined by SEC Regulation G. We consider EBITDA an important measure of our financial performance and of our ability to generate cash flows to service debt, fund capital expenditures and fund other corporate investing and financing activities. EBITDA is used as the denominator in the consolidated leverage ratio calculation for covenant purposes under our senior revolving credit facility. EBITDA eliminates the non-cash effect of tangible asset depreciation and amortization and intangible asset amortization. EBITDA should be considered in addition to, rather than as a substitute for, GAAP pre-tax income, net income and cash flows from operating activities.

(2)
Liquid assets available for corporate investing and financing activities is considered a non-GAAP financial measure as defined by SEC Regulation G. We consider "liquid assets available for corporate investing and financing activities" to be an important measure of our liquidity. We include the excess capital of our regulated subsidiaries in the calculation of liquid assets available for corporate investing and financing activities, rather than simply including the regulated subsidiaries' cash and cash equivalents, because capital requirements may limit the amount of cash available for dividend from the regulated subsidiaries to the parent company. Excess capital, as defined below, is generally available for dividend from the regulated subsidiaries to the parent company. Liquid assets available for corporate investing and financing activities should be considered as a supplemental measure of liquidity, rather than as a substitute for GAAP cash and cash equivalents.

We define liquid assets available for corporate investing and financing activities as the sum of (a) excess corporate cash and cash equivalents and investments and (b) our regulated subsidiaries net capital in excess of minimum operational targets established by management. Excess corporate cash and cash equivalents and investments includes cash and cash equivalents from our investment advisory subsidiaries and excludes (i) amounts being maintained to provide liquidity for operational contingencies, including lending to our broker-dealer and FCM/FDM subsidiaries under intercompany credit agreements, (ii) amounts maintained for corporate working capital and (iii) amounts held as collateral for derivative contracts. Liquid assets available for corporate investing and financing activities is based on more conservative measures of net capital than regulatory requirements because we generally manage to higher levels of net capital at our regulated subsidiaries than the regulatory thresholds require.